Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

PRISA III CO-INVESTMENT LLC, A DELAWARE LIMITED LIABILITY COMPANY,

and

EXTRA SPACE PROPERTIES SIXTY THREE LLC

Dated as of April 13, 2012

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TABLE OF CONTENTS (continued)

Exhibit A	List of Properties

Exhibit B	Intentionally Omitted

Exhibit C	Form of Indemnity

Exhibit D	Form of Assignment

Exhibit E	Form of Non-Foreign Affidavit

Schedule 1	Purchase Price Calculation

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MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”) is made as of April 13, 2012 by and among PRISA III CO-INVESTMENT LLC, a Delaware limited liability company (“PRIII Member”) and EXTRA SPACE PROPERTIES SIXTY THREE LLC, a Delaware limited liability company (“ESS”).  Each of PRIII Member and ESS, as applicable, is sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

RECITALS

A.                                    ESS and PRIII Member are the sole members of ESS PRISA III LLC (the “JV”).

B.                                    ESS desires to acquire 100% of PRIII Member’s interest in the JV (the “Interests”), such Interests to be free and clear of any debt, encumbrances or adverse claims.

C.                                    As a result of the foregoing, immediately following the Closing, ESS will own 100% of the Interests.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1                                   Definitions.  Capitalized words and phrases used and not otherwise defined in this Agreement shall have the following meanings:

“Agreement” is defined in the Preamble.

“Assignment” that certain Assignment and Assumption of Membership Interests in the form attached hereto as Exhibit D.

“Business Day” means any day except (i) a Saturday, (ii) a Sunday or (iii) any other day on which commercial banks are required or authorized by law to be closed in the State of Utah or the State of New Jersey.

“Closing Date” means July 2, 2012.

“Closing Documents” means those documents set forth in Section 3.2.

“Closing Escrow” is defined in Section 4.2(a).

“Closing” is defined in Section 3.1.

“Closing Statement” is defined in Section 4.1(a).

“Deposit” is defined in Section 2.1.

“Delinquent Rents” is defined in Section 5.7.

“Delinquent Rents Credit” is defined in Section 5.7.

“Designated Representatives” shall mean Scott M. Dalrymple, Gerard Norcia and James Street.

“Disagreement Notice” is defined in Section 5.8.

“Escrow Agent” means First American Title Insurance Company, National Commercial Services, 3281 East Guasti Road, Suite 440, Ontario, California 91761, Attn:  Mr. Tom Zowarka.

“Escrow Deposits” is defined in Article IX.

“ESMI” is defined in Section 6.2.

“ESS” is defined in the Preamble.

“Final Accounting” is defined in Section 5.8.

“Indemnity Agreement” is defined in Section 5.9.

“Interests” is defined in Recital B.

“JV Agreement” means that certain Amended and Restated Operating Agreement of the JV, dated as of July 14, 2005, as amended.

“JV” is defined in Recital A.

“Liabilities” shall mean, collectively, any and all problems, conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever.

“Lists” is defined in Section 6.1(f).

“Loan” means that certain loan in the original principal amount of $145,000,000 made to some of the Subsidiaries on July 14, 2005 by Wachovia Bank, N.A.

“OFAC” is defined in Section 6.1(f).

“Order” is defined in Section 6.1(f)

“Orders” is defined in Section 6.1(f).

“Party” or “Parties” has the meaning set forth in the Preamble.

“Person” means and includes an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof, or any entity similar to any of the foregoing.

“Post Closing Adjustment Date” is defined in Section 5.8.

“PRIII Member’s Knowledge” or words of similar import shall refer only to the actual (and not constructive) knowledge of the Designated Representatives and shall not be construed to refer to the knowledge of any other party, or to impose or have imposed upon the Designated Representatives any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to ESS or the contents of files maintained by the Designated Representatives.  There shall be no personal liability on the part of the Designated Representatives arising out of any of the PRIII Member’s Warranties.

“PRIII Member’s Limited Warranties” means those representations and warranties set forth in Section 6.2(g) and Section 6.2(h).

“PRIII Member’s Other Warranties” means those representations and warranties set forth in Sections 6.2(a)-6.2(f) and 6.2(i).

“PRIII Member’s Warranties” means, collectively, the PRIII Member’s Limited Warranties and the PRIII Member’s Other Warranties.

“PRIII Member” is defined in the Preamble.

“Properties” means those certain properties owned by the Subsidiaries and set forth on Exhibit A.

“Property Management Agreement” as defined in Section 6.2.

“Property Management Fees” as defined in Section 6.2.

“Proration Date” is defined in Section 5.6.

“Proration Recalculation” is defined in Section 5.8.

“Purchase Price” is defined in Section 2.1.

“Release” is defined in Section 10.14.

“Review” is defined in Section 5.8.

“Subsidiary” and “Subsidiaries” means individually and/or collectively, ESS PRISA III Owner LLC, a Delaware limited liability company, ESS PRISA III GP, LLC, a Delaware limited liability company, ESS PRISA III TX LP, a Delaware limited partnership, and Acquisition Framingham Concord Street LLC.

“Title Company” means Escrow Agent (or its successor in interest).

“Transaction” shall mean the transaction contemplated by this Agreement.

“Transfer Taxes” is defined in Section 4.1(a).

“Transfer Tax Forms” is defined in Section 4.1(a).

ARTICLE II.
TRANSFER OF INTERESTS

Section 2.1                                   Purchase of Interests.  At the Closing, subject to the terms and conditions of this Agreement, ESS agrees to purchase and assume from PRIII Member, and PRIII Member agrees to sell and assign to ESS, the Interests for an amount equal to the amount PRIII Member is entitled to receive under the terms of the JV Agreement if the Subsidiaries and the Company, as the case may be, sold the Properties free and clear of all items and encumbrances, including the Loan, for a purchase price equal to $322,000,000, as calculated in connection with a sale of the Interests to ESS pursuant to Section 9.6 of the JV Agreement (the amount to be paid to PRIII Member, the “Purchase Price”), which amount will be paid in cash to PRIII Member at Closing.  PRIII Member’s estimate of the Purchase Price as of the date of this Agreement, without taking into account any prorations, is set forth on Schedule 1 attached hereto.

(a)         The Purchase Price shall be paid as follows:

(i)                                     ESS shall deliver to Escrow Agent within one (1) business day following execution of this Agreement by bank wire of immediately available funds the sum of Ten Million Dollars ($10,000,000) (together with interest earned thereon, the “Deposit”).

(ii)                                  ESS shall, no later than 2 p.m. Eastern Time, on the Closing Date deliver to Escrow Agent, by bank wire transfer of immediately available funds, a sum equal to the balance of the Purchase Price.

The Deposit shall be held in accordance with the provisions of Article IX.

ARTICLE III.
CLOSING

Section 3.1                                   Closing.  ESS and PRIII Member shall close the Transaction on the Closing Date (“Closing”) through an escrow closing with the Escrow Agent.

ARTICLE IV.
CLOSING DELIVERABLES

Section 4.1                                   Closing Deliverables.

(a)         On or before the Closing Date, ESS shall deliver or cause to be delivered into escrow with the Escrow Agent (the “Closing Escrow”) each of the following:

(i)                                     At least one Business Day prior to the Closing Date, four executed counterparts of the Assignment;

(ii)                                  At least one Business Day prior to the Closing Date, two executed originals of the Indemnity Agreement;

(iii)                               At least one Business Day prior to the Closing Date, one executed counterpart of the settlement statement reflecting the prorations and adjustments as agreed to between ESS and PRIII Member (the “Closing Statement”);

(iv)                              Pursuant to Section 2.1(a) above, the Purchase Price; and

(v)                                 At least one Business Day prior to the Closing Date, one executed counterpart, as applicable, of any completed returns, questionnaires, applications or other documents (collectively, the “Transfer Tax Forms”) regarding any real property transfer or gain, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the Transaction (together with any related interests, penalties or additions to tax, the “Transfer Taxes”).

(b)         At least one Business Day prior to the Closing Date, PRIII Member shall deliver or cause to be delivered into the Closing Escrow each of the following:

(i)                                     Four executed counterparts of the Assignment;

(ii)                                  One executed non-foreign affidavit in the form attached hereto as Exhibit E;

(iii)                               One executed counterpart of the Closing Statement; and

(iv)                              One executed counterpart, as applicable, of the completed Transfer Tax Forms.

ARTICLE V.
COVENANTS

Section 5.1                                   Further Assurances.  The Parties shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the Transaction; provided, however, that nothing in this Section 5.1 shall require any Party to incur any costs or expenses other than (a) such costs and expenses as may be specified herein as being the responsibility of such Party and (b) any costs and expenses incurred in connection with the performance or satisfaction of such Party’s express obligations under any other provision of this Agreement.

Section 5.2                                   Operations in the Ordinary Course; Access to Information.  From the date hereof until Closing and as permitted by law: (i) the Parties and the JV shall continue to operate in the ordinary course of business in accordance with the terms of the JV Agreement and (ii) each Party shall afford the other Parties access to such information as such other Parties may reasonably request in order to complete the Transaction; provided, however, that nothing in this Section 5.2 shall require PRIII Member or ESS to disclose any information, which such Party reasonably deems privileged or confidential.  The Parties acknowledge that on January 27, 2012, PRIII Member gave ESS a “Sale Notice” (as defined in Section 9.6(c) of the JV Agreement (the “Sale Notice”).  Notwithstanding anything to the contrary in this Agreement, the Parties agree that:

(a)   PRIII Member shall be deemed to have withdrawn the Sale Notice with the consent of ESS and neither PRIII Member nor ESS shall have any further right or obligation under or with respect to the Sale Notice in the same manner and to the same extent as if PRIII Member had not given ESS the Sale Notice.

(b)   Until the termination of this Agreement, neither Party shall have the right to sell its “Entire Interest” (as defined in the JV Agreement) pursuant to Section 9.2 of the JV Agreement.

(c)   Until the termination of this Agreement, PRIII Member shall not have any right to give a “Sale Notice” within the meaning of or pursuant to Section 9.6(c) of the JV Agreement.

(d)   Until the termination of this Agreement, neither Party shall have the right to give a “Sale Proposal” within the meaning of Section 9.7(a) of the JV Agreement.

Section 5.3            Certain Notices.  From the date hereof until Closing, each Party shall promptly inform the other Parties in writing of (a) any event or occurrence that could be reasonably expected to have a material adverse effect on its ability to perform its obligations under this Agreement or to execute, deliver or perform the other Closing Documents to which it is a party or (b) any breach of its representations and warranties that cannot or will not be cured by the Closing.

Section 5.4            Transfer Taxes.  All Transfer Taxes incurred in connection with this consummation and Closing of the Transaction shall be paid by either PRIII Member or ESS in accordance with the custom of the location of the applicable Property.  The provisions of this Section 5.4 shall survive the Closing and not be merged therein.

Section 5.5            Other Transaction Costs.  All costs of title insurance shall be paid by ESS, except that PRIII Member shall pay half of the actual costs of the so-called owner’s extended coverage title insurance premium (including such endorsements to such owner’s policies as ESS may, in ESS’ sole discretion, request) incurred by ESS at Closing in those states in which it is custom that a seller of real property pay the costs of base title insurance, provided, however, in no event shall PRIII Member pay an amount in excess of $160,000 in title insurance costs in connection with this Transaction.  ESS shall pay the cost of any surveys or survey updates.  Each Party shall pay its own legal fees and disbursements in connection with the Transaction.  ESS shall pay one-half of Escrow Agent’s escrow fee and PRIII Member shall pay one-half of Escrow Agent’s escrow fee.  Except as otherwise specified herein, each Party shall bear any costs and expenses incurred by such Party in connection with the Transaction.

Section 5.6            Prorations.  All prorations of real estate taxes, rents and other items, to be prorated shall be made as of 12:00 p.m. on June 30, 2012 (the “Proration Date”) taking into account income and expenses through and including June 30, 2012.  Prorations shall be based on the Parties then best estimate of such amounts taking into account all then available information.  At least five (5) days prior to Closing, PRIII Member shall provide ESS its good faith determination of the Purchase Price as set forth herein.  ESS shall review and approve such determination promptly and prior to Closing, such approval not to be unreasonably withheld or delayed. Notwithstanding that the Closing Date is July 2, 2012, all prorations will be done as of the Proration Date and, for the avoidance of doubt, ESS shall be entitled to all income and obligated for all expenses of the Company and the Subsidiaries beginning as of July 1, 2012.

Section 5.7            Post-Closing Collections.  “Delinquent Rents” shall not be prorated and shall remain the property of the JV.  PRIII Member shall not have any interest in or right to Delinquent Rents after the Closing.  As used herein, “Delinquent Rents” means all rent due and other revenue payable to the JV or any of the Subsidiaries as of the Proration Date and applicable, on an accrual basis, to any period of time preceding the Proration Date, including, but not limited to, checks received after the Proration Date, but applicable to a period occurring prior to the Closing Date.  Notwithstanding anything to the contrary contained herein, PRIII Member shall be entitled to a credit at Closing in the amount of $100,000 to account for the fact that the parties agree not to prorate Delinquent Rents (the “Delinquent Rents Credit”).

Section 5.8            Post Closing Adjustment.  No later than January 31, 2013 (the “Post Closing Adjustment Date”), ESS shall (a) prepare and provide to PRIII Member a final accounting for the operations of the JV and the Subsidiaries through the Proration Date (the “Final Accounting”) and (b) recalculate the prorations and adjustments to the Purchase Price as of the Proration Date, excluding the Delinquent Rents Credit which shall not be subject to adjustment (the “Proration Recalculation”) and provide a copy of the Proration Recalculation to PRIII Member.  ESS and PRIII Member shall each have an opportunity to provide the other with a review (a “Review”) of the Final Accounting and/or the Proration Recalculation setting forth in reasonable detail any discrepancy which it has discovered in the prorations made as of the Proration Date or in either the Final Accounting or the Proration Recalculation.  If ESS or PRIII Member does not provide the other party with a Review within thirty (30) days after receipt of the Final Accounting and the Proration Recalculation, such party shall be deemed to be in agreement with the Final Accounting and the Proration Recalculation.  If either party to which any such Review is presented disagrees with such Review, it shall give written notice (the “Disagreement Notice”) to the other party within ten (10) business days after receipt of such Review (and, if no such notice is given, the party to which such Review was presented shall be deemed to agree with the Review).  The Disagreement Notice shall state in reasonable detail all points of disagreement.  If ESS and PRIII Member do not resolve such disagreement within thirty (30) days after delivery of the Disagreement Notice, the matter(s) shall be referred to PriceWaterhouse Coopers for final determination with the costs of such accountant to be paid 50% by PRIII Member and 50% by ESS.  If the parties agree or are deemed to agree with either the Final Accounting and the Proration Recalculation or the Review or if there is a determination by PriceWaterhouse Coopers, then the party in whose favor any error was made shall pay to the other party, in cash, the amount owed within ten (10) days of the date of such agreement or deemed agreement or such determination, as applicable.  The provisions of this Section 5.8 shall survive the Closing and not be merged therein.

Section 5.9            Repayment of the Loan; Indemnity Agreement. The Parties acknowledge and agree that the Subsidiaries shall continue to be obligated for the repayment of the Loan after the Closing and the assets of the Company and the Subsidiaries shall continue to secure the repayment of the Loan after the Closing. At Closing ESS shall cause Extra Space Storage Inc. to enter into an indemnity agreement in the form attached hereto as Exhibit C (the “Indemnity Agreement”) for the benefit of PRIII Member.  The provisions of this Section 5.9 shall survive the Closing and not be merged therein.

Section 5.10         Filing of Final Tax Returns. ESS shall, at the JV’s expense and in a timely manner, prepare and file final tax returns for the JV, the Subsidiaries and the Properties in accordance with applicable state and federal laws.  ESS shall provide drafts of the final tax returns for review and approval by PRIII Member prior to the filing of such tax returns. The obligations set forth this Section 5.10 shall survive Closing and not be merged therein.

Section 5.11         As-Is Sale.  ESS acknowledges and agrees as follows:

(a)                                  Prior to ESS’s execution of this Agreement, ESS has conducted (or has waived its right to conduct) all such due diligence as ESS considered necessary or appropriate (including due diligence with respect to hazardous materials or the environmental condition of the Properties).

(b)                                 Except for PRIII Member’s Warranties, the Interests shall be sold, and ESS shall accept possession of the Interests on the Closing Date, “AS IS, WHERE IS, WITH ALL FAULTS”, with no right of setoff or reduction in the Purchase Price.

(c)                                  Except for PRIII Member’s Warranties, PRIII Member shall not be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to ESS with respect to the Interests or the Properties.

(d)                                 Except for PRIII Member’s Warranties, upon which ESS has relied in making ESS’ decision to purchase the Interests, ESS has independently confirmed to its satisfaction all information that it considers material to its purchase of the Interests or the Transaction.

In addition, ESS expressly understands and acknowledges that it is possible that unknown Liabilities may exist with respect to the Interests and Property and that with the exception of matters covered by PRIII Member’s Warranties, ESS explicitly took that possibility into account in determining and agreeing to the Purchase Price, and that a portion of such consideration, having been bargained for between parties with the knowledge of the possibility of such unknown Liabilities shall be given in exchange for a full accord and satisfaction and discharge of all such Liabilities.  The terms of this Section 5.11 shall survive the Closing and not be merged therein.

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES

Section 6.1            Representations and Warranties of ESS.  ESS hereby makes the following representations and warranties to PRIII Member as of the date hereof and as of the Closing Date:

(a)   Organization and Authority.  ESS has been duly organized and is validly existing under the laws of the State of Delaware.  ESS has the requisite right and authority to enter into this Agreement and the exhibits hereto and to consummate or cause to be consummated the Transaction and the exhibits hereto.  The person signing this Agreement on behalf of ESS is authorized to do so.

(b)   Authorization; Enforceability.  This Agreement has been duly authorized, executed and delivered by ESS and constitutes the valid and binding obligation of ESS enforceable against it in accordance with its terms, except as enforceability may be affected by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity and the limitation of certain remedies by certain equitable principles of general applicability; and (iii) the fact that the rights to indemnification hereunder may be limited by federal or state securities laws.

(c)   No Breach; No Violation.  The execution and delivery of this Agreement by ESS, the compliance by ESS with the provisions hereof and the consummation by ESS of the Transaction will not result in a material breach or material violation of (i) any governmental requirement applicable to ESS now in effect; (ii) the organizational documents of ESS; (iii) any judgment, order or decree of any governmental authority binding upon ESS; or (iv) any agreement or instrument to which ESS is a party or by which it is bound.

(d)   Broker’s Fees, Commissions and Indemnity.  ESS has not engaged any broker, agent or finder, licensed or otherwise, in connection with the Transaction.  ESS hereby agrees to indemnify PRIII Member and hold it harmless from and against all liability, loss, cost, damage and expense (including reasonable attorneys’ fees and costs incurred in the investigation, defense and settlement of the matter) which the ESS suffers or incurs by reason of any claim by any broker, agent or finder, whether or not meritorious, for any compensation with respect to ESS’s dealings in connection with this Agreement.

(e)   ERISA.  ESS hereby represents and warrants that ESS is not an employee benefit plan subject to the provisions of Title IV of ERISA or subject to the minimum funding standards under Part 3, Subtitle B, Title I of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA.  None of ESS’s assets constitute plan assets or any employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA and/or Section 4975 of the Code.  ESS is not a “governmental plan” within the meaning of Section 3(32) of ERISA and the Interests are not subject to State statutes regulating the investments of and fiduciary obligations with respect to governmental plans.

(f)    PATRIOT Act.

(A)          ESS is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”).

(B)           Neither ESS nor any beneficial owner of ESS:

(1)           is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(2)           is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(3)           is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

Notwithstanding anything contained hereinto the contrary, for the purposes of this provision, the phrase “any beneficial owner of ESS” shall not include (x) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange, or (y) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in ESS or in the holder of any direct or indirect interest in ESS.

Section 6.2            Representations and Warranties of PRIII Member.  The Interests shall be transferred “as is” without the provisions of diligence information, any covenants, representations or warranties except as expressly set forth in this Agreement.  PRIII Member hereby makes the following representations and warranties to ESS as of the date hereof and as of the Closing Date:

(a)   Organization and Authority.  PRIII Member has been duly organized and is validly existing under the laws of the State of Delaware.  PRIII Member has the requisite right and authority to enter into this Agreement and the exhibits hereto and to consummate or cause to be consummated the Transaction and the exhibits hereto.  The person signing this Agreement on behalf of PRIII Member is authorized to do so.

(b)   Authorization; Enforceability.  This Agreement has been duly authorized, executed and delivered by PRIII Member and constitutes the valid and binding obligation of PRIII Member enforceable against it in accordance with its terms, except as enforceability may be affected by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity and the limitation of certain remedies by certain equitable principles of general applicability; and (iii) the fact that the rights to indemnification hereunder may be limited by federal or state securities laws.

(c)   No Breach; No Violation.  The execution and delivery of this Agreement by PRIII Member, the compliance by PRIII Member with the provisions hereof and the consummation by PRIII Member of the Transaction will not result in a material breach or material violation of (i) any governmental requirement applicable to PRIII Member now in effect; (ii) the organizational documents of PRIII Member; (iii) any judgment, order or decree of any governmental authority binding upon PRIII Member; or (iv) any agreement or instrument to which PRIII Member is a party or by which it is bound.

(d)   Interests.  At the Closing PRIII Member will assign to ESS title to the Interests free and clear of all liens, restrictions, security interests, encumbrances, pledges, claims and rights whatsoever.  PRIII Member has the full legal right, power and authority required by law to sell, assign, transfer and deliver the Interests.

(e)   Broker’s Fees and Commissions.  PRIII Member has not engaged any broker, agent or finder, licensed or otherwise, in connection with the Transaction.  PRIII Member hereby agrees to indemnify each of the ESS and hold it harmless from and against all liability, loss, cost, damage and expense (including reasonable attorneys’ fees and costs incurred in the investigation, defense and settlement of the matter) which the ESS suffers or incurs by reason of any claim by any broker, agent or finder, whether or not meritorious, for any compensation with respect to PRIII Member’s dealings in connection with this Agreement.

(f)    PATRIOT Act.

(A)          PRIII Member is in compliance with the requirements of the Orders.

(B)           Neither PRIII Member nor, to PRIII Member’s knowledge, any beneficial owner of PRIII Member:

(1)           is listed on the Lists;

(2)           is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(3)           is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

Notwithstanding anything contained hereinto the contrary, for the purposes of this provision, the phrase “any beneficial owner of PRIII Member” shall not include (x) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange, or (y) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in PRIII Member or in the holder of any direct or indirect interest in PRIII Member.

(g)   To the PRIII Member’s Knowledge, neither the JV nor any Subsidiary has granted any lien upon or otherwise encumbered any of the Properties without the written consent of ESS.

(h)   To PRIII Member’s Knowledge, neither the JV nor any Subsidiaries has any liabilities, whether accrued, absolute or contingent, other than (A) the Loan, (B) property taxes payable with respect to the Properties and any other taxes payable in the ordinary course with respect to the Subsidiaries and the JV, (C) trade payables incurred in the ordinary course of business, (D) obligations incurred by Extra Space Management, Inc. (hereinafter “ESMI”), as manager of the Properties pursuant to that certain Property Management Agreement dated as of July 14, 2005 by and between the Subsidiaries and ESMI (as amended, the “Property Management Agreement”), (E) amounts owing to ESMI under the Property Management Agreement for its services as property manager of the Properties (the “Property Management Fees”), which Property Management Fees will be paid by the JV at Closing, and (F) any other amounts and liabilities which may have been incurred with the written consent of ESS.

(i)    The Designated Representatives are employees of Prudential Investment Management, Inc. (“PIM”) and PIM provides investment management services to the entity that is the indirect sole member of PRIII Member.  In their capacity as employees of PIM, the Designated Representatives are the representatives of PRIII Member who, in the ordinary course of the performance of their duties for and on behalf of PRIII Member, would have knowledge of the matters which are the subject of the PRIII Member’s Limited Warranties.

Section 6.3            Survival of Representations and Warranties.  The representations and warranties of ESS set forth in Section 6.1 shall survive the Closing and not be merged therein.  PRIII Member’s Other Warranties shall survive the Closing and not be merged therein.  PRIII Member’s Limited Warranties shall survive the Closing for a period of one (1) year following the Closing and PRIII Member shall only be liable to ESS hereunder for a breach of the PRIII Member’s Limited Warranties with respect to which a claim is made by ESS in writing against PRIII Member on or before the date that is one (1) year following the date of the Closing.  Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of PRIII Member for breaches of PRIII Member’s Limited Warranties shall be limited as set forth in Section 6.4 hereof.  Notwithstanding the foregoing, however, if the Closing occurs, ESS hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against PRIII Member for damages that ESS may incur, or to rescind this Agreement and the Transaction, as the result of any of PRIII Member’s Warranties being untrue, inaccurate or incorrect if (i) ESS had actual knowledge that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing or (ii) ESS’s damages as a result of such representation or warranty being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than $50,000.  Furthermore, if the Closing occurs, PRIII Member hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against ESS for damages that PRIII Member may incur, or to rescind this Agreement and the Transaction, as the result of any of the representations or warranties of ESS set forth in Section 6.1 above being untrue, inaccurate or incorrect if at the time of Closing PRIII Member had actual knowledge that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing.  For the purposes of this Section 6.3 only, “actual knowledge” of ESS as used in this Section 6.3 shall refer only to the actual knowledge of Charley Allen, Tim Arthurs, Scott Stubbs, Mackay Reid, David Rassmussen or Steven Tyler.

Section 6.4            Maximum Aggregate Liability.  Notwithstanding any provision to the contrary contained in this Agreement or the Closing Documents, the maximum aggregate liability of the PRIII Member, and the maximum aggregate amount which may be awarded to and collected by ESS, in connection with a breach of any of PRIII Member’s Limited Warranties for which a claim is timely made by ESS shall not exceed Ten Million 00/100 Dollars ($10,000,000.00). The provisions of this Section 6.4 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

ARTICLE VII.
CONDITIONS TO CLOSING

Section 7.1            Conditions for the Benefit of ESS.  The obligation of ESS to consummate the Closing and the Transaction shall be subject to the fulfillment at or before the Closing of all of the following conditions, any or all of which may be waived by ESS in its sole and absolute discretion:

(a)   All actions required to be taken by, or on the part of, PRIII Member to authorize the execution, delivery and performance of this Agreement and the other documents referenced herein and the consummation of the Transaction shall have been duly and validly taken.

(b)   Each of the items required to be delivered, fulfilled or performed, as applicable, by PRIII Member under this Agreement (including the Closing deliveries to be made pursuant to Section 4.1(b) shall have been delivered, fulfilled or performed, as applicable, by PRIII Member.

(c)   Each of the representations and warranties of PRIII Member contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date, as if made at and as of each such date.

(d)   There shall be no injunctions or other orders in effect preventing the consummation of the Transaction.

Section 7.2            Conditions for the Benefit of PRIII Member.  The obligation of PRIII Member to consummate the Closing and the Transaction shall be subject to the fulfillment at or before the Closing of all of the following conditions, any or all of which may be waived by PRIII Member in its sole and absolute discretion:

(a)   All actions required to be taken by, or on the part of, ESS to authorize the execution, delivery and performance of this Agreement and the other documents referenced herein and the consummation of the Transaction shall have been duly and validly taken.

(b)   Each of the items required to be delivered, fulfilled or performed, as applicable, by ESS under this Agreement (including the Closing deliveries to be made pursuant to Section 4.1(a) shall have been delivered, fulfilled or performed, as applicable, by ESS.

(c)          Each of the representations and warranties of ESS contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date, as if made at and as of each such date.

(d)         There shall be no injunctions or other orders in effect preventing the consummation of the Transaction.

ARTICLE VIII.
DEFAULT

Section 8.1                                   To PRIII Member’s Obligations.  If, on the Closing Date, (i) ESS is in default of any of its material obligations hereunder, or (ii) to the actual knowledge of PRIII Member, any of ESS’s representations or warranties are, in the aggregate, untrue, inaccurate or incorrect, in any material respect, or (iii) the Closing otherwise fails to occur by reason of ESS’s failure or refusal to perform its material obligations hereunder in a prompt and timely manner, and any such circumstance described in any of clauses (i), (ii) or (iii) continues for five (5) Business Days after written notice from PRIII Member to ESS, which written notice shall detail such default, untruth or failure, as applicable, then PRIII Member may, as its sole and exclusive remedy, elect to (a) terminate this Agreement by written notice to ESS, promptly after which the Deposit shall be paid to PRIII Member as liquidated damages and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement; or (b) waive the condition and proceed to Closing.  If this Agreement is so terminated, then PRIII Member shall be entitled to the Deposit as liquidated damages, and thereafter neither party to this Agreement shall have any further rights or obligations hereunder.  THE AMOUNT PAID TO AND RETAINED BY PRIII MEMBER AS LIQUIDATED DAMAGES PURSUANT TO THE FOREGOING PROVISIONS SHALL BE PRIII MEMBER’S SOLE AND EXCLUSIVE REMEDY IF ESS FAILS TO CLOSE THE TRANSACTION.  THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT PRIII MEMBER’S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY ESS WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE AMOUNT OF THE DEPOSIT THEREON REPRESENTS THE PARTIES’ REASONABLE ESTIMATE OF SUCH DAMAGES.

Seller’s Initials:	/s/ SD	Buyer’s Initial’s:	/s/ CA

Section 8.2                                   To ESS’s Obligations.  If, at the Closing, (i) PRIII Member is in default of any of its material obligations hereunder, or (ii) to the actual knowledge of ESS, any of PRIII Member’s Warranties are, in the aggregate, untrue, inaccurate or incorrect in any material respect, or (iii) the Closing otherwise fails to occur by reason of PRIII Member’s failure or refusal to perform its material obligations hereunder in a prompt and timely manner, and any such circumstance described in any of clauses (i), (ii) or (iii) continues for five (5) Business Days after written notice from ESS to PRIII Member, which written notice shall detail such default, untruth or failure, as applicable, then ESS shall have the right, to elect, as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to PRIII Member, promptly after which the Deposit shall be returned to ESS and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive the condition and proceed to close the Transaction, or (c) seek specific performance of this Agreement by PRIII Member.  As a condition precedent to ESS exercising any right it may have to bring an action for specific performance hereunder, ESS must commence such an action within sixty (60) days following the occurrence of PRIII Member’s default.  ESS agrees that its failure to timely commence such an action for specific performance within such sixty (60) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against all or any portion of the Properties.  PRIII MEMBER ACKNOWLEDGES THAT THE INTERESTS REPRESENT INDIRECT INTERESTS IN REAL PROPERTY AND, AS SUCH, ARE UNIQUE, THAT AN ACTION FOR DAMAGES FOR PRIII MEMBER’S BREACH OF ITS MATERIAL OBLIGATIONS UNDER THIS AGREEMENT AT THE TIME OF OR PRIOR TO CLOSING WILL NOT ADEQUATELY COMPENSATE ESS FOR THE LOSS OF THE INTERESTS AND THAT AS A RESULT ESS WILL ONLY BE MADE WHOLE FOR SUCH A MATERIAL BREACH BY PRIII MEMBER IF ESS IS ENTITLED TO BRING AN ACTION FOR SPECIFIC PERFORMANCE OF PRIII MEMBER’S DUTIES UNDER THIS AGREEMENT.  For the purposes of this Section 8.2 only, “actual knowledge” of ESS as used in this Section 8.2 shall refer only to the actual knowledge of Charley Allen, Tim Arthurs, Scott Stubbs, Mackay Reid, David Rassmussen or Steven Tyler.

ARTICLE IX.
ESCROW PROVISIONS

The Deposit and any other sums which the parties agree shall be held in escrow (herein collectively called the “Escrow Deposits”), shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

(i)                         The Escrow Agent shall invest the Escrow Deposits in government insured interest-bearing instruments reasonably satisfactory to both ESS and PRIII Member, shall not commingle the Escrow Deposits with any funds of the Escrow Agent or others, and shall promptly provide ESS and PRIII Member with confirmation of the investments made.

(ii)                      If the Closing occurs, the Escrow Agent shall deliver the Escrow Deposits to, or upon the instructions of, PRIII Member on the Closing Date.

(iii)                   If for any reason the Closing does not occur, the Escrow Agent shall deliver the Escrow Deposits and all interest earned thereon to PRIII Member or ESS only upon receipt of a written demand therefor from such party, subject to the following provisions of this Subsection (iii).  If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits or the interest earned thereon, the Escrow Agent shall give written notice to the other party of such demand.  If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment.  If the Escrow Agent does receive such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by PRIII Member and ESS or a final judgment of a court.

(iv)                  The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by PRIII Member or ESS resulting from the Escrow Agent’s mistake of law respecting the Escrow Agent’s scope or nature of its duties.  PRIII Member and ESS shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

(v)                     ESS shall pay any income taxes on any interest earned on the Escrow Deposits.  ESS represents and warrants to the Escrow Agent that its taxpayer identification number is 20-2799025.

(vi)                  The Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Escrow Agent has received and shall hold the Escrow Deposits and the interest earned thereon, in escrow, and shall disburse the Escrow Deposits, and the interest earned thereon, pursuant to the provisions of this Article IX.

The provisions of this Article IX shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

ARTICLE X.
MISCELLANEOUS

Section 10.1                            Notices.  Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, (b) sent by reputable overnight delivery, (c) sent by facsimile or email, or (d) sent by registered or certified mail, return receipt requested, postage prepaid, in each case addressed as set forth below or to such other address as such Party may from time to time specify by notice to the other Parties given in accordance with this Section 10.1 (provided that in the case of email or facsimile, a copy of such notice is also delivered within 24 hours to the Party by one of the other methods listed herein).  Any notice shall be deemed to be delivered, given and received for all purposes as of: (i) the date so delivered, if delivered personally or sent by email or facsimile, or (ii) on the date of receipt or refusal indicated on the return receipt, (i) if sent by overnight delivery or (ii) if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

If to ESS:

Extra Space Storage Inc.
2795 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121
Attention: Mr. Charles L. Allen
Telephone No.: (801) 365-4470
Fax: (801) 365-4870
Email: callen@extraspace.com

With a copy to:

Holland & Hart
222 South Main Street
Suite 2200
Salt Lake City 84101
Attention: Steven Tyler
Telephone No.: (801) 799-5925
Fax: (866) 711-8035
Email: setyler@hollandhart.com

If to PRIII Member:

c/o PRISA III REIT Operating LP
8 Campus Drive
Parsippany, New Jersey 07054
Attention: Scott M. Dalrymple
Telephone No.: (973) 734-1488
Fax: (973) 683-1794
Email: scott.dalrymple@prudential.com

With a copy to:

PREI Law Department
8 Campus Drive
Parsippany, New Jersey 07054
Attention: Joan N. Hayden, Esq.
(PREI Law Department)
Telephone No.: (973) 683-1772
Fax: (973) 683-1788

Email: joan.hayden@prudential.com

With a copy to:

Goodwin | Procter LLP
53 State Street
Boston, Massachusetts 02109
Attention: Diane J. McCabe, Esq.
Telephone No.: (617) 570-1604
Fax: (617) 227-8591
Email: dmccabe@goodwinprocter.com

Section 10.2                            Entire Agreement.  This Agreement and the other Closing Documents constitute the entire agreement among the Parties pertaining to the subject matter hereof and thereof and fully supersede any and all prior or contemporaneous agreements or understandings among the Parties pertaining to the subject matter hereof and thereof; provided, however, that until the Closing, the JV Agreement, shall remain in full force and effect notwithstanding the execution and delivery of this Agreement or of any of the Closing Documents.

Section 10.3                            Governing Law.  This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the Parties, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of choice of law or conflicts of law.

Section 10.4                            Construction.  The Parties agree that each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not apply in the interpretation of this Agreement or any amendments or exhibits hereto.  The Parties intend that this Agreement shall be construed as if all Parties prepared this Agreement.

Section 10.5                            Captions - Pronouns.  Any titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

Section 10.6                            Binding Effect.  Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the Parties, their heirs, executors, administrators, successors.

Section 10.7                            Severability.  In the event that any provision of this Agreement as applied to any Party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other Party, or the validity or enforceability of the Agreement as a whole.

Section 10.8                            Interpretation.  All references herein to Articles, Sections, subparagraphs and Exhibits shall be deemed to be references to Articles, Sections and subparagraphs of, and Exhibits to, this Agreement unless the context shall otherwise require.  All Exhibits attached hereto shall be deemed incorporated herein as if set forth in full herein.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”  The words “date hereof” shall refer to the date set forth on the cover page of this Agreement.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

Section 10.9                            No Third Party Beneficiaries.  This Agreement is not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the Parties.

Section 10.10                     Counterparts.  This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all Parties.  Delivery of an executed counterpart of a signature page to this Agreement electronically or by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.11                     Submission to Jurisdiction.  The Parties submit to personal jurisdiction in the State of Delaware for the enforcement of the provisions of this Agreement and waive any and all rights to object to such jurisdiction for the purposes of litigation to enforce this Agreement.  The Parties hereby consent to the jurisdiction of the United States District Court located in Delaware in the first instance and, any other court of the State of Delaware in any action, suit, or proceeding which any Party may at any time wish to file in connection with this Agreement or any related matter.  The Parties hereby waive any objection which any Party may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Section 10.11 shall not be deemed to preclude any Party from filing any such action, suit or proceeding in any other appropriate forum if the courts above decline jurisdiction.

Section 10.12                     Assignment.  Neither Party may assign or transfer its rights, obligations or interests under this Agreement without the express prior written consent of the other Party, which consent may be granted or withheld in such other Party’s sole and absolute discretion.

Section 10.13                     Amendments.  No change in or addition to this Agreement or any part hereof shall be valid unless in writing and signed by each of ESS and PRIII Member.

Section 10.14                     Publicity.  PRIII Member and ESS each hereby covenant and agree that (a) prior to the Closing neither PRIII Member nor ESS shall issue any Release (as hereinafter defined) with respect to the Transaction without the prior consent of the other, except to the extent required by applicable law, and (b) after the Closing, any Release issued by either PRIII Member or ESS shall be subject to the review and approval of both parties (which approval shall not be unreasonably withheld, conditioned or delayed), except to the extent required by applicable law.  If either PRIII Member or ESS is required by applicable law to issue a Release, such party shall, at least two (2) Business Days prior to the issuance of the same, deliver a copy of the proposed Release to the other party for its review.  As used herein, the term “Release” shall mean any press release or public statement with respect to the Transaction or this Agreement.

Section 10.15                     Facsimile/Email Signatures.  Signatures to this Agreement transmitted by facsimile or email shall be valid and effective to bind the Party so signing.  Each Party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other Party, but a failure to do so shall not affect the enforceability of this Agreement.  It being expressly agreed that each Party to this Agreement shall be bound by its own faxed or emailed signature and shall accept the faxed or emailed signature, as the case may be, of the other Party to this Agreement.

Section 10.16                     WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT BETWEEN THE PARTIES RELATING TO THIS AGREEMENT, THE PROPERTIES OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THAT RELATIONSHIP, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, ANTITRUST CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON-LAW OR STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT AND ALL OTHER AGREEMENTS AND INSTRUMENTS PROVIDED FOR HEREIN, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH LEGAL COUNSEL OF ITS OWN CHOOSING, OR HAS HAD AN OPPORTUNITY TO DO SO, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS HAVING HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT ENTERED INTO BETWEEN THE PARTIES IN CONNECTION WITH THIS AGREEMENT.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT WITHOUT A JURY.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

EXTRA SPACE PROPERTIES SIXTY THREE LLC, a Delaware limited liability company

By:	/s/ Charles L. Allen
Name:	Charles L. Allen
Title:	Manager

PRISA III CO-INVESTMENT LLC, a Delaware limited liability company

PRISA III Legacy, LLC, a Delaware limited liability company, its sole member

	By:			PRISA III REIT Operating LP, a Delaware limited partnership, its sole member

	By:			PRISA III OP GP, LLC, a Delaware limited liability company, its general partner

	By:	PRISA III Fund LP, a Delaware limited partnership, its manager

	By:	PRISA III Fund GP, LLC, a Delaware limited liability company, its general partner

		By:	PRISA III Fund PIM, LLC, a Delaware limited liability company, its sole member

			By:	Prudential Investment Management, Inc., a New Jersey corporation, its sole member

			By:	/s/ Scott M. Dalrymple
			Name:	Scott M. Dalrymple
			Title:	Vice President

The undersigned hereby joins in this Agreement solely for the purposes of guarantying the obligations of PRIII Member hereunder with respect to PRIII Member’s Warranties, including with respect to the Maximum Aggregate Liability Cap set forth in Section 6.4 with respect to PRIII Member’s Limited Warranties, but only to the extent that (a) Closing occurs, and (b) PRIII Member expressly has liability to ESS under this Agreement after Closing.  From and after the Closing, the obligations of the undersigned and PRIII Member under this Agreement with respect to the PRIII Member’s Warranties shall be joint and several.

PRISA III REIT OPERATING LP, a Delaware limited partnership

By:	PRISA III OP GP, LLC, a Delaware limited liability company, its general partner

	By:	PRISA III Fund LP, a Delaware limited partnership, its manager

		By:	PRISA III Fund GP, LLC, a Delaware limited liability company, its general partner

			By:	PRISA III Fund PIM, LLC, a Delaware limited liability company, its sole member

				By:	Prudential Investment Management, Inc., a New Jersey corporation, its sole member

				By:	/s/ Scott M. Dalrymple
				Name:	Scott M. Dalrymple
				Title:	Vice President

For the purposes of Article IX:

First American Title Insurance Company,
National Commercial Services

By:	/s/ Tom Zowarka
Name: Tom Zowarka
Title: Vice President

EXHIBIT A

TO

MEMBERSHIP INTEREST PURCHASE AGREEMENT

List of Properties

0751	Birmingham/Grace Baker Rd 0653	115 Grace Baker Road	Birmingham	AL	35210	Prisa III
0239	Mesa/n Alma School Rd 0239	112 N Alma School Road	Mesa	AZ	85201	Prisa III
0231	Moreno Valley/Box Spring 0231	21201 Box Springs Road	Moreno Valley	CA	92557	Prisa III
0305	Hawaiian Gardens/S Norwalk 0305	21123 South Norwalk Blvd	Hawaiian Gardens	CA	90716	Prisa III
0352	Hollywood/N Vine St 0352	1860 North Vine Street	Hollywood	CA	90028	Prisa III
0353	Los Angeles/Fountain Ave 0353	4728 Fountain Avenue	Los Angeles	CA	90029	Prisa III
0721	Santa Cruz/Soquel Ave 8003	2900 Soquel Avenue	Santa Cruz	CA	95062	Prisa III
0568	Brookfield/Brookfield-Fed 0568	578 Federal Road	Brookfield	CT	06804	Prisa III
0208	Miami/NW 2nd 0208	20240 NW 2nd Avenue	Miami	FL	33169	Prisa III
0254	Miami/Coral Way 0254	9848 Carol Way	Miami	FL	33165	Prisa III
0730	Skokie/N. McCormick 9005	7540 N McCormick	Skokie	IL	60076	Prisa III
0261	Tyngsboro/Industrial Way 0261	3 Industrial Way	Tyngsboro	MA	01879	Prisa III
0734	Framingham/Concord St 9010	1590 Concord Street	Framingham	MA	01701	Prisa III
0258	Gambrills/Rte 3 0258	789 Route 3 North Ganbrills	Gambrills	MD	21054	Prisa III
0588	Towson/Joppa 0588	203 Joppa Road	Towson	MD	21286	Prisa III
0553	Belleville/Old Rawsonvill 0553	1900 Old Rawsonville Road	Belleville	MI	48111	Prisa III
0332	Harrison/Harrison Ave 0332	412 Harrison Ave	Harrison	NJ	07029	Prisa III
0381	Mt. Laurel/Ark Road 0381	103 Ark Road	Mt Laurel	NJ	08054	Prisa III
0485	Santa Fe/875 W San Mateo 0485	875 San Mateo Road	Santa Fe	NM	87501	Prisa III
0405	Kingston/Sawkill Rd 0405	119 Sawkill Road	Kingston	NY	12401	Prisa III
0409	Amsterdam/Route 5 So 0409	Route 5 South	Amsterdam	NY	12010	Prisa III
0470	Ridge/Middle Country Rd 0470	14 Francis Mooney Road	Long Island	NY	11961	Prisa III
0630	Hicksville/S Broadway 0630	789 South Broadway	Long Island	NY	11801	Prisa III
0674	Hauppage/Old Willets Path 0674	730 Old Willets Path	Hauppauge	NY	11788	Prisa III
0727	Brooklyn/64th St	201 64th Street	Brooklyn	NY	11220	Prisa III
0367	Willoughby/Reading Ave 0367	36155 Reading Avenue	Willoughby	OH	44094	Prisa III
0368	Mentor/Mentor Ave 0368	7679 Mentor Avenue	Mentor	OH	44060	Prisa III
0286	Aloha/SW 229th Ave 0286	2909 SW 229th Avenue	Aloha	OR	97007	Prisa III
0374	Memphis/Raleigh-LaGrange 0374	4994 Raleigh-LaGrange	Memphis	TN	38128	Prisa III

A-1

0578	Bartlett/Germantown Rd N 0578	3175 Germantown Road North	Bartlett	TN	38133	Prisa III
0680	Memphis/Covington Way 0680	4961 Covington Way	Memphis	TN	38128	Prisa III
0306	Spring/I45N 0306	25690 I-45 North	Spring	TX	77386	Prisa III
0629	Dallas/19211 Preston Road 0629	19211 Preston Road	Dallas	TX	75252	Prisa III
0327	Fredericksburg/Plank 0327	2403 Plank Road	Fredericksburg	VA	22401	Prisa III
0467	Alexandria/N Henry St 0467	1022 North Henry Street	Alexandria	VA	22314	Prisa III
0285	Vancouver/NE 78th 0285	8016 NE 78th Street	Vancouver	WA	98662	Prisa III

A-2

EXHIBIT B

TO

MEMBERSHIP INTEREST PURCHASE AGREEMENT

Intentionally Omitted

B-1

EXHIBIT C

TO

MEMBERSHIP INTEREST PURCHASE AGREEMENT

Form of Indemnity

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of the          day of                           , 2012 (the “Effective Date”), by Extra Space Storage Inc., a Maryland corporation, and Extra Space Properties Sixty Three LLC, a Delaware limited liability company (collectively, and jointly and severally, “Indemnitor”), in favor of PRISA Co-Investment LLC, a Delaware limited liability company (“Indemnitee”), with respect to the matters set forth herein.

BACKGROUND

Reference is hereby made to that certain Membership Interest Purchase Agreement, dated as of April     , 2012, by and between Extra Space Properties Sixty Three LLC (“ESS”) and Indemnitee (as the same may be otherwise amended or assigned, collectively, the “Sale Agreement”).

TERMS AND CONDITIONS

NOW THEREFORE, incorporating the foregoing recitals and in consideration of the mutual promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1            Definitions.  All capitalized terms used but not defined herein shall have the respective meanings set forth in the Sale Agreement.

Section 1.2            Rules of Construction.  References to numbered or lettered articles, sections and subsections refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.  The words “herein”, “hereof’, “hereunder”, “hereby”, “this Agreement” and other similar references shall be construed to mean and include this Agreement and all amendments and supplements hereto unless the context shall clearly indicate or require otherwise.  Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person may in the context require.  Any reference to statutes or laws shall include all amendments, modifications or replacements of the specific sections and provisions concerned.

ARTICLE II.
INDEMNIFICATION

Section 2.1            Indemnification.  Indemnitor shall indemnify, defend and save Indemnitee harmless from and against any loss, damage, claim, action, liability, cost or expense (including reasonable attorneys’ fees and the reasonable expenses of third-party consultants and experts) (collectively, “Losses”) arising out of or in connection with any debt, including the Loan, obligation or claim (i) of the JV or any Subsidiary or (ii) against the JV or the Subsidiary, in each case, after the Closing, excluding those Losses arising out of a breach of the PRIII Member’s Warranties.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF INDEMNITOR

Section 3.1            By Indemnitor.  Indemnitor hereby represents and warrants to Indemnitee as follows:

(a)           ESS is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full right, power and authority to enter into this Agreement, and to perform all of the obligations and liabilities of Indemnitor required to be performed hereunder.  Extra Space Storage Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the full right, power and authority to enter into this Agreement, and to perform all of the obligations and liabilities of Indemnitor required to be performed hereunder.

(b)           This Agreement has been duly and validly executed and delivered by and on behalf of Indemnitor and constitutes a valid, binding and enforceable obligation of Indemnitor enforceable in accordance with its terms. The aforesaid representation and warranty is qualified to the extent the enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws of general application affecting the rights of creditors in general.

(c)           Neither the execution and delivery hereof, nor the taking of any actions contemplated hereby, will conflict with or result in a breach of any of the provisions of, or constitute a default, event of default or event creating a right of acceleration, termination or cancellation of any obligation under any instrument, note, mortgage, contract, judgment, order, award, decree or other agreement or restriction to which Indemnitor is a party or by which Indemnitor is otherwise bound.

ARTICLE IV.
GENERAL PROVISIONS

Section 4.1            Assignment.  Indemnitor may not assign its rights or obligations under this Agreement without the prior written consent of Indemnitee in its sole and absolute discretion.  Subject to this restriction, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.2            Entire Agreement.  This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter, and it is agreed that there are no terms, understandings, representations or warranties, express or implied, relating to such subject matter other than those set forth herein.

Section 4.3            Captions.  The descriptive headings of the sections of this Agreement are inserted for convenience only.  They are not intended to and shall not be construed to limit, enlarge or affect the scope or intent of this Agreement or the meaning of any provision hereof.

Section 4.4            Notices.  All notices, approvals, consents, waivers, directions, requests or communications shall be in writing, signed by the party giving the same and shall be deemed properly given only if given in accordance with the notice provisions set forth in the Sale Agreement.

Section 4.5            Time is of the Essence.  Time is of the essence in all aspects of the performance of the obligations hereunder.

Section 4.6            Waiver.  No failure by Indemnitee to insist on the strict performance of any obligation, covenant, agreement, term or condition of this Agreement by Indemnitor, or to exercise any right or remedy available upon a breach of this Agreement, will constitute a waiver, and no breach will be waived, altered or modified, except by written instrument.

Section 4.7            Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to its conflict of laws rules.

Section 4.8            Venue.  Each of the parties hereto consents to the jurisdiction of any Federal or State court in the State of Delaware for any action arising out of matters related to this Agreement.  Each of the parties hereto waives the right to commence an action in connection with this Agreement in any court outside of the State of Delaware.

Section 4.9            Attorney’s Fees.  In the event of any controversy, claim or dispute between the parties affecting or relating to the purposes or subject matter of this Agreement, the prevailing party shall be entitled to recover from the other party all of its reasonable expenses, including reasonable attorneys’ and accountants fees, including in any bankruptcy or appellate proceeding.

Section 4.10         Counterparts.  This Agreement may be executed in multiple counterparts, each of which is an original and all of which together constitute one and the same document. Copies of this Agreement bearing signatures shall be as binding as originals.

(Next page is signature page)

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date and year, first above written.

EXTRA SPACE STORAGE INC., a Maryland corporation

By:
Name:
Title:

EXTRA SPACE PROPERTIES SIXTY THREE LLC, a Delaware limited liability company

By:
Name:
Title:

PRISA III CO-INVESTMENT LLC, a Delaware limited liability company

PRISA III Legacy, LLC, a Delaware limited liability company, its sole member

By:	PRISA III REIT Operating LP, a Delaware limited partnership, its sole member

	By:	PRISA III OP GP, LLC, a Delaware limited liability company, its general partner

		By:	PRISA III Fund LP, a Delaware limited partnership, its manager

			By:	PRISA III Fund GP, LLC, a Delaware limited liability company, its general partner

				By:	PRISA III Fund PIM, LLC,

a Delaware limited liability company, its sole member

					By:	Prudential Investment Management, Inc., a New Jersey corporation, its sole member

By:
Name:
					Title:	Vice President

EXHIBIT D

TO

MEMBERSHIP INTEREST PURCHASE AGREEMENT

Form of Assignment

ASSIGNMENT AND ASSUMPTION OF

MEMBERSHIP INTERESTS IN

ESS PRISA III LLC

THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS (the “Assignment”) in ESS PRISA III LLC, a Delaware limited liability company (the “Company”) is made and entered into as of the          day of                   , 2012, by and between PRISA III CO-INVESTMENT LLC, a Delaware limited liability company (the “Assignor”), and Extra Space Properties Sixty Three LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, on or about July 14, 2005, Assignor and Assignee, entered into that certain Amended and Restated Limited Liability Company Agreement of the Company (as amended, the “Operating Agreement”); and

WHEREAS, Assignor is the owner of ninety-five percent (95%) of the membership interests in the Company (the “Assigned Interest”); and

WHEREAS, pursuant to the terms of that certain Membership Interest, Purchase Agreement among Assignor and Assignee dated as of                       , 2012 (the “Purchase and Sale Agreement”), Assignor agreed to sell and Assignee agreed to buy the Assigned Interest;

WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to receive and assume, the Assigned Interest as set forth below; and

WHEREAS, Assignor has agreed, among other things, to sell, transfer, set over, deliver and assign unto Assignee all of Assignor’s right, title and interest pertaining to the Assigned Interest.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       The recitals set forth hereinabove are hereby incorporated herein by this reference with the same force and effect as if fully hereinafter set forth.

2.                                       Assignor hereby sells, transfers, sets over, delivers and assigns unto Assignee all of Assignor’s right, title and interest with respect to the Assigned Interest with all of the rights, powers, privileges and interests of Assignor arising out of or pursuant to the Operating Agreement, as the same may be amended and restated.

3.                                      Assignee hereby assumes (x) all of Assignor’s right, title and interest with respect to the Assigned Interest, and (y) all responsibilities and obligations associated with the Assigned Interest arising or accruing from and after the date of this Assignment.

4.                                      This Assignment shall be binding upon Assignor and its successors and assigns and shall inure to the benefit of Assignee and its successors and assigns.  This Assignment has been entered into by Assignor and Assignee solely for their benefit, and the benefit of their respective successors, assigns, authorized agents and representatives, and not for the benefit of any other persons not a party to this Assignment.

5.                                      This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

6.                                      If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

7.                                      This Assignment shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws.

[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Membership Interests under seal as of the day and year first stated above.

ASSIGNOR:

PRISA III CO-INVESTMENT LLC

PRISA III REIT OPERATING LP, a Delaware limited partnership, its sole member

By:	PRISA III OP GP, LLC, a Delaware limited liability company, its general partner

	By:	PRISA III Fund LP, a Delaware limited partnership, its manager

		By:	PRISA III GP, LLC, a Delaware limited liability company, its general partner

			By:	PRISA III Fund PIM, LLC, a Delaware limited liability company, its sole member

			By:	Prudential Investment Management, Inc., its sole member

By:
Name:
				Title:	Vice President

ASSIGNEE:

EXTRA SPACE PROPERTIES SIXTY THREE LLC

By:
Name:
Title:

EXHIBIT E

CERTIFICATE OF NON-FOREIGN STATUS

BY ENTITY TRANSFEROR

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  PRISA III CO-INVESTMENT, LLC, a Delaware limited liability company (“Seller”), will transfer its membership interests in ESS PRISA III LLC which owns the properties listed on Exhibit A attached hereto (the “Properties”) to ESS Extra Space Sixty Three, LLC, a Delaware limited liability company (“Transferee”).  Seller is a disregarded entity that is wholly-owned by PRISA III REIT Operating LP, a Delaware limited partnership (“Transferor”).

1.                                      In order to inform Transferee that withholding of tax is not required upon disposition of a U.S. real property interest by Transferor, the undersigned hereby certifies and declares by means of this certificate the following on behalf of the Transferor.

(a)                                 The Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as these terms are defined in the Internal Revenue Code and Income Tax Regulations).

(b)                                 The Transferor is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii) of the Code.

(c)                                  The Transferor’s employer identification number is:                            .

(d)                                 The Transferor’s office address is:                                                         .

2.                                      The Transferor understands that this certificate may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained in this certificate may be punished by fine, imprisonment, or both.

[Signature On Following Page]

E-1

Under penalties of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete.  I further declare that I have authority to sign this document on behalf of the Transferor.

Dated: , , 2012.	PRISA III REIT OPERATING LP, a Delaware limited partnership, its sole member

	By:	PRISA III OP GP, LLC, a Delaware limited liability company, its general partner

		By:	PRISA III Fund LP, a Delaware limited partnership, its manager

			By:	PRISA III GP, LLC, a Delaware limited liability company, its general partner

				By:	PRISA III Fund PIM, LLC, a Delaware limited liability company, its sole member

				By:	Prudential Investment Management, Inc., its sole member

By:
Name:
					Title:	Vice President

EXHIBIT A

TO

MEMBERSHIP INTEREST PURCHASE AGREEMENT

List of Properties

0751	Birmingham/Grace Baker Rd 0653	115 Grace Baker Road	Birmingham	AL	35210	Prisa III
0239	Mesa/n Alma School Rd 0239	112 N Alma School Road	Mesa	AZ	85201	Prisa III
0231	Moreno Valley/Box Spring 0231	21201 Box Springs Road	Moreno Valley	CA	92557	Prisa III
0305	Hawaiian Gardens/S Norwalk 0305	21123 South Norwalk Blvd	Hawaiian Gardens	CA	90716	Prisa III
0352	Hollywood/N Vine St 0352	1860 North Vine Street	Hollywood	CA	90028	Prisa III
0353	Los Angeles/Fountain Ave 0353	4728 Fountain Avenue	Los Angeles	CA	90029	Prisa III
0721	Santa Cruz/Soquel Ave 8003	2900 Soquel Avenue	Santa Cruz	CA	95062	Prisa III
0568	Brookfield/Brookfield-Fed 0568	578 Federal Road	Brookfield	CT	06804	Prisa III
0208	Miami/NW 2nd 0208	20240 NW 2nd Avenue	Miami	FL	33169	Prisa III
0254	Miami/Coral Way 0254	9848 Carol Way	Miami	FL	33165	Prisa III
0730	Skokie/N. McCormick 9005	7540 N McCormick	Skokie	IL	60076	Prisa III
0261	Tyngsboro/Industrial Way 0261	3 Industrial Way	Tyngsboro	MA	01879	Prisa III
0734	Framingham/Concord St 9010	1590 Concord Street	Framingham	MA	01701	Prisa III
0258	Gambrills/Rte 3 0258	789 Route 3 North Ganbrills	Gambrills	MD	21054	Prisa III
0588	Towson/Joppa 0588	203 Joppa Road	Towson	MD	21286	Prisa III
0553	Belleville/Old Rawsonvill 0553	1900 Old Rawsonville Road	Belleville	MI	48111	Prisa III
0332	Harrison/Harrison Ave 0332	412 Harrison Ave	Harrison	NJ	07029	Prisa III
0381	Mt. Laurel/Ark Road 0381	103 Ark Road	Mt Laurel	NJ	08054	Prisa III
0485	Santa Fe/875 W San Mateo 0485	875 San Mateo Road	Santa Fe	NM	87501	Prisa III
0405	Kingston/Sawkill Rd 0405	119 Sawkill Road	Kingston	NY	12401	Prisa III
0409	Amsterdam/Route 5 So 0409	Route 5 South	Amsterdam	NY	12010	Prisa III
0470	Ridge/Middle Country Rd 0470	14 Francis Mooney Road	Long Island	NY	11961	Prisa III
0630	Hicksville/S Broadway 0630	789 South Broadway	Long Island	NY	11801	Prisa III
0674	Hauppage/Old Willets Path 0674	730 Old Willets Path	Hauppauge	NY	11788	Prisa III
0727	Brooklyn/64th St	201 64th Street	Brooklyn	NY	11220	Prisa III
0367	Willoughby/Reading Ave 0367	36155 Reading Avenue	Willoughby	OH	44094	Prisa III
0368	Mentor/Mentor Ave 0368	7679 Mentor Avenue	Mentor	OH	44060	Prisa III
0286	Aloha/SW 229th Ave 0286	2909 SW 229th Avenue	Aloha	OR	97007	Prisa III
0374	Memphis/Raleigh-LaGrange 0374	4994 Raleigh-LaGrange	Memphis	TN	38128	Prisa III

0578	Bartlett/Germantown Rd N 0578	3175 Germantown Road North	Bartlett	TN	38133	Prisa III
0680	Memphis/Covington Way 0680	4961 Covington Way	Memphis	TN	38128	Prisa III
0306	Spring/I45N 0306	25690 I-45 North	Spring	TX	77386	Prisa III
0629	Dallas/19211 Preston Road 0629	19211 Preston Road	Dallas	TX	75252	Prisa III
0327	Fredericksburg/Plank 0327	2403 Plank Road	Fredericksburg	VA	22401	Prisa III
0467	Alexandria/N Henry St 0467	1022 North Henry Street	Alexandria	VA	22314	Prisa III
0285	Vancouver/NE 78th 0285	8016 NE 78th Street	Vancouver	WA	98662	Prisa III

SCHEDULE 1

PURCHASE PRICE CALCULATION

Sale Price $322,000,000
Less: sale costs
Less: Loan repayment

Distribution of Extraordinary Cash Flow per Section 8.2(b) of the JV Agreement

(i)                                     First, to the Members, in proportion to and in an amount equal to their Unpaid Operating Returns;

(ii)                                  Second, to the Members, pro rata in proportion to and in an amount equal to their Unreturned Shortfall Capital;

(iii)                               Third, to the Members, pro rata in proportion to and in an amount equal to their Unreturned Capital;

(iv)                              Fourth, to the Members, pro rata in proportion to their Capital Interests until PRIII Member receives a 13% IRR; and

(v)                                 Fifth, any remaining balance, to the Members pro rata in accordance with their respective Percentage Interests (80% to PRIII Member/20% to ESS).

For the purposes of this Schedule 1, the capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the JV Agreement.